Report of Independent Accountants


To the Board of Directors of
Transamerica Financial
Life Insurance Company, Inc.
formerly AUSA
Life Insurance Company, Inc.)
and the Contractholders
of Diversified Investors Variable Funds:

In planning and performing our
audits of the financial
statements of the Short Horizon
Strategic Variable Fund,
Intermediate Horizon Strategic
Variable Fund, and Intermediate
Long Horizon Strategic Variable
Fund (constituting the
Diversified Investors Strategic
Variable Funds, hereafter
referred to as the "Funds")
for the year ended December 31, 2003,
we considered their internal control,
including control activities
for safeguarding securities,
in order to determine our auditing
procedures for the purposes of
expressing our opinion on the
financial statements and to comply
with the requirements of
Form N-SAR, not to provide assurance
on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.
In fulfilling this responsibility,
estimates and judgements by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of  preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
controls include the safeguarding
of assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations
in internal control, error or fraud
may occur and not be detected.
Also, projections of any evaluation
of internal control to future periods
is subject to the risk that controls
may become inadequate because of
changes in conditions or that the
effectiveness of the design and operation may deteriorate.

Our consideration of internal control
Would not necessarily disclose
all matters in internal control
that might be material weaknesses under
standards established by the American
Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design
or operation of one or more of the
internal control components does
not reduce to a relatively low level
the risk that misstatements caused
by error or fraud in amounts that
would be material in relation to the
financial statements being audited
may occur and not be detected
within a timely period by employees
in the normal course of
performing their assigned
functions.  However, we noted no
matters involving internal control
and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses
as defined above as of
December 31, 2003.

This report is intended solely for
the information and use
of management and the Board of
Directors of Transamerica
Financial Life Insurance Company,
Inc. and the Securities and
Exchange Commission and is not
intended to be and should
not be used by anyone other
than these specified parties.


PricewaterhouseCoopers LLP
New York, New York
February 26, 2004